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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-40457, 333-40459, 333-40461, 333-40333 and 333-43622)
pertaining to the various stock issuance programs of Hypercom Corporation of our report dated February 15, 2001 except for Note 20 as to which the date is March 26, 2001, with respect to the consolidated financial statements and schedule of Hypercom Corporation for the year ended December 31, 2000 included in this Annual Report (Form 10-K) for the year ended December 31, 2000.


                                      Ernst & Young LLP

Phoenix, Arizona
March 26, 2001